Exhibit 4.23

Dated 24 October 2018

ATHENA MARINE LLC

APHRODITE MARINE LLC

ARIS MARINE LLC and

ALEXANDER MARINE LLC

as joint and several Borrowers

and

POSEIDON CONTAINERS HOLDINGS LLC

as Guarantor

and

ODYSSEUS MARINE LLC

as Shareholder

and

THE BANKS AND FINANCIAL INSTITUTIONS Listed in Schedule 1

as Lenders

and

DVB BANK SE, AMSTERDAM BRANCH

as Facility Agent, Security Agent, and Arranger

and

DVB BANK SE

as Account Bank

FIRST SUPPLEMENTAL AGREEMENT

relating to

a facility agreement dated 18 July 2017

in respect of a loan facility of US$52,625,589

to refinance certain existing indebtedness and secured on

m.vs. “NEWYORKER”, “NIKOLAS”, “MAIRA” and “MARY”

WATSON FARLEY

&

WILLIAMS

Index

Clause		Page

1	Interpretation	2
2	Agreement of the Finance Parties	3
3	Conditions Precedent and Conditions Subsequent	3
4	Representations and Warranties	4
5	Amendment of Facility Agreement and other Finance Documents	4
6	Further Assurances	12
7	Expenses	13
8	Notices	13
9	Supplemental	13
10	Law and Jurisdiction	14

Schedules

Schedule 1 Lenders		15
Schedule 2 Conditions Precedent Documents		16
Schedule 3 Conditions Subsequent Documents		17
Schedule 4 Form of Effective Date Notice		18

Execution

Execution Pages		19

THIS FIRST SUPPLEMENTAL AGREEMENT is made on 24 October 2018

PARTIES

(1)

ATHENA MARINE LLC, APHRODITE MARINE LLC, ARIS MARINE LLC and ALEXANDER MARINE LLC, each a limited liability company formed in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (each a “Borrower” and, together, the “Borrowers”);

(2)

POSEIDON CONTAINERS HOLDINGS LLC, a limited liability company formed in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Guarantor”);

(3)

ODYSSEUS MARINE LLC, a limited liability company formed in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Shareholder”);

(4)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1, as Lenders;

(5)

DVB BANK SE, AMSTERDAM BRANCH, acting through its office at WTC Schiphol Tower F, 6th Floor, Schiphol Boulevard 255, 1118 BH Schiphol, The Netherlands, as Facility Agent, Security Agent and Arranger; and

(6)	DVB BANK SE, acting through its office at Platz der Republik 6, 60325, Frankfurt/Main, Germany, as Account Bank.

BACKGROUND

(A)

By a facility agreement dated 18 July 2017 (the “Facility Agreement”) and made between (i) the Borrowers as joint and several borrowers, (ii) the Guarantor, (iii) the Lenders, (iv) the Facility Agent, (v) the Security Agent, (vi) the Arranger and (vii) the Account Bank, the Lenders have made available to the Borrowers a loan facility in an amount of (originally) up to US$52,625,589.

(B)	The Borrowers and the Guarantor have requested that the Finance Parties consent and agree to:

(i)

the reverse triangular merger involving the Guarantor and the New Holding Company, as a result of which (a) the Guarantor would be the surviving entity and an indirect, wholly-owned subsidiary of the New Holding Company and (b) the Poseidon Shareholders would receive shares of the New Holding Company, the shares and voting rights attaching to the shares in respect of the New Holding Company being in turn legally and beneficially owned, amongst others, by the Poseidon Shareholders and the New Shareholders;

(ii)	the change in the ultimate beneficial ownership of the equity interests in the Borrowers, the Guarantor and the Shareholder;

(iii)	the cessation of Mr George Giouroukos from his position as Chief Executive Officer of the Guarantor; and

(iv)

the termination of the existing Management Agreements and their replacement by new Management Agreements to be entered into between the relevant Borrower or the Guarantor (as may be the case) and each Approved Manager on substantially similar terms to the existing Management Agreements, together, the “Request”.

(C)	This First Supplemental Agreement sets out the terms and conditions on which the Finance Parties agree to the requests of the Borrowers, the Shareholder and the Guarantor set out in Recital (B).

OPERATIVE PROVISIONS

1	INTERPRETATION

1.1	Defined expressions

Words and expressions defined in the Facility Agreement shall have the same meanings when used in this First Supplemental Agreement unless the context otherwise requires.

1.2	Definitions

In this First Supplemental Agreement, unless the contrary intention appears:

“Effective Date” means the date on which the Facility Agent notifies the Borrowers in writing in the form set out in Schedule 4 that all the conditions precedent in Schedule 2 have been satisfied, which confirmation the Facility Agent shall be under no obligation to give if an Event of Default shall have occurred.

“Merger” means a reverse triangular merger involving the Guarantor and the New Holding Company, as a result of which (a) the Guarantor would be the surviving entity and an indirect, wholly-owned subsidiary of the New Holding Company and (b) the Poseidon Shareholders would receive shares of the New Holding Company.

“Merger Documents” means the ancillary agreements entered into by the Poseidon Shareholders and the New Shareholders in connection with the definitive agreement in respect of the Merger.

“New Holding Company” means the corporation under the name Global Ship Lease Inc. (as may be renamed following the Merger), incorporated in the Republic of the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, P.O. Box 1405, Majuro, Marshall Islands MH96960 and whose shares are publically listed on the New York Stock Exchange.

“New Shareholder” means each of:

(a)	Mr Michael Gross (either directly or indirectly through one or more Subsidiaries); and

(b)	CMA CGM S.A., a company incorporated in France.

“Poseidon Shareholder” means each of:

(a)	KEP VI (Newco Marine), Ltd, a company incorporated in the Cayman Islands;

(b)	KIA VIII (Newco Marine), Ltd, a company incorporated in the Cayman Islands;

(c)	MAAS Capital Investments B.V., a company incorporated in the Netherlands; and

(d)	Management Investor Co, a corporation incorporated in the Marshall Islands.

“Relevant Shareholding” means, in respect of the New Holding Company, the percentage of ownership of shares and voting power being held by each of the Poseidon Shareholders and the New Shareholders, as such percentage shall be set out in the Merger Documents and disclosed in writing to the Facility Agent on the date of the Merger.

1.3	Application of construction and interpretation provisions of Facility Agreement

Clauses 1.2, 1.4 and 1.5 of the Facility Agreement apply, with any necessary modifications, to this First Supplemental Agreement.

2	AGREEMENT OF THE FINANCE PARTIES

2.1	Agreement of the Lenders

The Lenders and the Facility Agent consent and agree, subject to and upon the terms and conditions of this First Supplemental Agreement, to the Request and all actions taken in connection therewith.

2.2	Agreement of the Finance Parties

The Finance Parties agree, subject to and upon the terms and conditions of this First Supplemental Agreement, to the consequential amendment of the Facility Agreement and the other Finance Documents in connection with the matters referred to in Clause 2.1.

2.3	Effective Date

The agreement of the Finance Parties contained in Clause 2.1 (Agreement of the Lenders) and 2.2 (Agreement of the Finance Parties) shall have effect on and from the Effective Date.

2.4	Void First Supplemental Agreement

If for any reason whatsoever (including but not limited to the Merger not having taken place), the Borrowers fail to fulfil the conditions subsequent in Clause 3.3 by 31 December 2018 (or such later date as may be agreed by the Facility Agent), this First Supplemental Agreement shall be rendered void ab initio.

3	CONDITIONS PRECEDENT AND CONDITIONS SUBSEQUENT

3.1	General

The agreement of the Finance Parties contained in Clauses 2.1 and 2.2 is subject to the fulfilment of the conditions precedent in Clause 3.2.

3.2	Conditions precedent

The conditions referred to in Clause 3.1 are that the Facility Agent shall have received the documents and evidence referred to in Schedule 2 in all respects in form and substance satisfactory to the Facility Agent and its lawyers on the date of this First Supplemental Agreement or such later date as may be applicable. Upon receipt of the documents and evidence referred to above, the Facility Agent shall promptly deliver to the Borrowers a written confirmation in the form set out in Schedule 4.

3.3	Conditions Subsequent

The Borrowers further undertake to provide the Facility Agent with the documents and evidence referred to in Schedule 3 in all respects in form and substance satisfactory to the Facility Agent and its lawyers on the date falling three (3) Business Days following the date of the Merger (or such later date as may be agreed between the Borrowers and the Facility Agent pursuant to Clause 3.4).

3.4	Waiver of conditions precedent

If the Facility Agent, in its discretion, issues a confirmation in the form set out in Schedule 4 before certain of the conditions referred to in Clause 3.2 are satisfied, the Borrowers shall, in each case, ensure that those conditions are satisfied within a maximum of 5 Business Days after the Effective Date.

4	REPRESENTATIONS AND WARRANTIES

4.1	Repetition of Facility Agreement representations and warranties

Each Borrower and the Guarantor represents and warrants to the Facility Agent that the representations and warranties in clause 18 (Representations) of the Facility Agreement, as amended by the transactions contemplated in the Request and as amended by this First Supplemental Agreement and updated with appropriate modifications to refer to this First Supplemental Agreement and, where appropriate, each other Finance Document which is being amended by this First Supplemental Agreement and the transactions contemplated in the Request, remain true and not misleading if repeated on the date of this First Supplemental Agreement with reference to the circumstances now existing.

4.2	Repetition of Finance Document representations and warranties

Each Borrower, the Guarantor and each of the other Transaction Obligors represent and warrant to the Facility Agent that the representations and warranties in the Finance Documents (other than the Facility Agreement) to which each is a party, as amended by the transactions contemplated in the Request and as amended and supplemented by this First Supplemental Agreement and updated with appropriate modifications to refer to this First Supplemental Agreement and the transactions contemplated in the Request, remain true and not misleading if repeated on the date of this First Supplemental Agreement with reference to the circumstances now existing.

5	AMENDMENT OF FACILITY AGREEMENT AND OTHER FINANCE DOCUMENTS

5.1	Amendments to Facility Agreement

With effect on and from (and subject to the occurrence of) the Effective Date, the Facility Agreement shall be, and shall be deemed by this First Supplemental Agreement to be, amended as follows:

(a)

by deleting the definitions of “ABN Facility Agreement”, “Existing ABN Amro Facility Agreement”, “Existing CACIB Facility Agreement” “Existing Unicredit Facility Agreement”, “Refinancing Date” and “Termination Event” in clause 1.1 thereof and all references thereto (including clause 21.26 thereof) in their entirety;

(b)	by adding the following definitions in clause 1.1 thereof as follows in the requisite alphabetical order:

“Effective Date” shall have the meaning given to this term in the First Supplemental Agreement.

“First Supplemental Agreement” means the supplemental agreement dated 24 October 2018 and made between (i) the Borrowers, (ii) the Guarantor, (iii) the Lenders, (iv) the Facility Agent, (v) the Security Agent, (vi) the Arranger, (vii) the Account Bank and (viii) Odysseus setting out the terms and conditions pursuant to which this Agreement is amended and supplemented.

“Merger” means a reverse triangular merger involving the Guarantor and the New Holding Company, as a result of which (i) the Guarantor would be the surviving entity and an indirect, wholly-owned subsidiary of the New Holding Company and (ii) the Poseidon Shareholders would receive shares of the New Holding Company.

“Merger Documents” means the ancillary agreements entered into by the Poseidon Shareholders and the New Shareholders in connection with the definitive agreement in respect of the Merger.

“New Holding Company” means the corporation under the name Global Ship Lease Inc. (as may be renamed following the Merger), a corporation incorporated in the Republic of the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, P.O. Box 1405, Majuro, Marshall Islands MH96960 and whose shares are publically listed on the New York Stock Exchange.

“New Shareholder” means each of:

(a)	Mr Michael Gross (either directly or indirectly through one or more Subsidiaries); and

(b)	CMA CGM S.A., a company incorporated in France.

“Poseidon Shareholders” means, each of:

(a)	KEP VI (Newco Marine) Ltd., a company incorporated in the Cayman Islands;

(b)	KIA VIII (Newco Marine) Ltd., a company incorporated in the Cayman Islands;

(c)	MAAS Capital Investments B.V., a company incorporated in the Netherlands; and

(d)	Management Investor Co, a corporation incorporated in the Marshall Islands.

“Relevant Shareholding” means, in respect of the New Holding Company, the percentage of ownership of shares and voting power being held by each of the Poseidon Shareholders and the New Shareholders, as such percentage shall be set out in the Merger Documents and disclosed in writing to the Facility Agent, as of the date of the Merger.

“US GAAP” means the United States of America Generally Accepted Accounting Principles promulgated by the Financial Accounting Standards Board, as amended from time to time, together with its pronouncements thereon from time to time.

(c)	by deleting the definition of “Commercial Management Agreement” in clause 1.1 thereof and replacing it with the following:

““Commercial Management Agreement” means, in relation to a Vessel, the agreement entered or to be entered into between the Guarantor and the Approved Commercial Manager regarding the commercial management of, amongst other vessels, that Vessel.”;

(d)	by deleting the definition of “Existing Fleet Vessel” in clause 1.1 thereof and replacing it with the following:

““Existing Fleet Vessel” means any vessel (including the Vessels) wholly owned by the Guarantor (directly or indirectly) by which any of the Group Facility Agreements is secured as at the Effective Date (each an “Existing Fleet Vessel”).”;

(e)	by deleting the definition of “Group Facility Agreement” in clause 1.1 thereof and replacing it with the following:

““Group Facility Agreements” means:

(a)

the facility agreement dated 11 August 2017 entered into by, inter alia, Credit Agricole Corporate and Investment Bank (as Lender) and Hector Marine LLC, Hephaestus Marine LLC and Pericles Marine LLC (as joint and several borrowers), as may be amended, supplemented, novated and/or replaced from time to time;

(b)

the facility agreement dated 11 August 2017 entered into by, inter alia, ABN AMRO Bank N.V. (as Agent, Arranger, Swap Bank and Security Trustee) and Zeus One Marine LLC, Ikaros Marine LLC, Tasman Marine LLC, Hudson Marine LLC and Drake Marine LLC (as joint and several borrowers) as amended and restated by an Amending and Restating Deed on 9 October 2018, as may be amended, supplemented, novated and/or replaced from time to time;

(c)

the facility agreement dated 30 August 2017 entered into by, inter alia, Wilmington Trust, National Association (as Facility Agent and Security Agent) and Leonidas Marine LLC as Borrower, as may be amended, supplemented, novated and/or replaced from time to time; and

(d)

the facility agreement dated 9 October 2018 entered into by, inter alia, Amsterdam Trade Bank N.V. (as Agent and Security Agent) and THD Maritime Co. Limited as Borrower, as may be amended, supplemented, novated and/or replaced from time to time.”;

(f)	by deleting the definition of “Technical Management Agreement” in clause 1.1 thereof and replacing it with the following:

““Technical Management Agreement” means, in relation to a Vessel, the agreement entered or to be entered into between the relevant Borrower and the Approved Technical Manager regarding the technical management of that Vessel.”;

(g)	by including the words “or US GAAP” next to the reference to “IFRS” in the definition of “Financial Indebtedness” in clause 1.1 thereof;

(h)	by deleting the definition of “IPO” in clause 1.1 thereof in its entirety and all references thereto;

(i)	by deleting the definition of “LLC Shares” in clause 1.1 thereof and replacing it with the following:

““LLC Shares” in respect of a Borrower shall have the meaning ascribed thereto in that Borrower’s limited liability company agreement and, in respect of the Guarantor, shall have the meaning ascribed to “Unit” in the Guarantor’s limited liability company agreement, as amended.”;

(j)	by inserting the following clause as an additional new clause 7.8 thereof:

“7.8	Mandatory Prepayment in case of Delisting

(a)

If a Delisting occurs, the Borrowers and the Guarantor shall promptly notify the Facility Agent upon becoming aware of that event, and the Facility Agent shall, if the Majority Lenders so require, by not less than 15 days’ notice to the Borrowers, cancel the Facility and declare the Loan, together with all accrued interest, and all other amounts accrued under the Finance Documents, immediately due and payable, whereupon the Facility will be cancelled and the Loan and all such outstanding interest and other amounts will become immediately due and payable.

(b)

In the event that such Delisting occurs and no mandatory prepayment is required under paragraph (a) of this Clause 7.8, then the Transaction Obligors shall enter into, and provide, such documentation as may be required by the Facility Agent (acting with the authorisation of the Majority Lenders, acting reasonably) in order to amend this Agreement and the other Finance Documents, in light of such Delisting.

For the purposes of this Clause 7.8 (Mandatory Prepayment in case of Delisting):

“Delisting” means if (a) the shares of the New Holding Company cease to be publically listed on the New York Stock Exchange and (b) in the opinion of the Facility Agent (acting with the authorisation of the Majority Lenders, acting reasonably), the average charter rate of hire in respect of the Mortgaged Vessels (in aggregate) is not sufficient to cover Six Months’ Debt Service.

“Operating Expenses” mean, in relation to a Mortgaged Vessel, the appropriately and properly incurred costs and expenses of operating that Ship including expenses for crewing, victualling, insuring, maintenance, spares, management, operation and voyage (if payable by the relevant Borrower) of that Mortgaged Vessel.

“Six Months’ Debt Service” means, in respect of the six month period commencing on the date of the Delisting and ending six months thereafter, the aggregate amount of (a) the Operating Expenses in respect of the Mortgaged Vessels and (b) any sums to be incurred by the Borrowers in respect of the payment of principal of, and accrued interest on, the Loan and any accrued costs and expenses pursuant to this Agreement, during such six month period.”;

(k)	by deleting clause 18.3 thereof in its entirety and replacing it with the following new clause:

“18.3 LLC Shares and ownership

(a)

In the case of each Borrower, its limited liability company interest is unitized into a maximum of 500 LLC Shares, all of which have been issued to the Guarantor, other than in respect of Borrower D, in which case all 500 authorized LLC Shares have been issued to Odysseus.

(b)

In the case of the Guarantor, its limited liability company interest is unitized (and no limitation on the number of units is established within its limited liability company agreement), all of which are indirectly legally and beneficially owned by the New Holding Company.

(c)

The legal title to and direct beneficial interest in the LLC Shares in each Borrower is held free of any Security other than Permitted Security or any other claim by (other than in respect of Borrower D) the Guarantor and, in respect of Borrower D, Odysseus.

(d)	None of the LLC Shares in a Borrower is subject to any option to purchase, pre-emption rights or similar rights.”;

(I)	by deleting clause 18.32 thereof in its entirety and replacing it with the following new clause:

“18.32	Centre of main interests and establishments

For the purposes of The Council of the European Union Regulation No. 848/2015 on Insolvency Proceedings (the “Regulation”), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in Greece (or, in the case of the Guarantor, Greece or the United States of America as notified by the Guarantor to the Facility Agent on the Effective Date) and it has no “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.”;

(m)	by deleting clause 18.33 thereof in its entirety and replacing it with the following new clause:

“18.33	Place of business

No Transaction Obligor has a place of business in any country other than Greece or, in respect of the Guarantor, Greece or the United States of America as notified by the Guarantor to the Facility Agent on the Effective Date.”;

(n)	by deleting paragraph (b)(i) in clause 19.2 thereof and replacing it with the following new clause:

“(i)

as soon as they become available, but in any event within 120 days after the end of each of the respective financial years of the Guarantor, the unaudited consolidated financial statements of the Guarantor for that financial year (such annual consolidated financial statements to be supplemented to include updated details of all off-balance sheet and employment commitments), together with a certification from the Chief Financial Officer of the Guarantor confirming that the figures are substantially in the same form as those figures used in the audited financial statements provided in respect of the New Holding Company under paragraph (c) of this Clause 19.2;”;

(o)	by incorporating a sub-clause (c) in clause 19.2 thereof which shall be read and construed as follows:

“(c)

The Borrowers shall supply to the Facility Agent, in sufficient copies for all the Lenders, as soon as they become available, but in any event within 120 days after the end of each of the respective financial years of the New Holding Company (commencing with the financial year ending on 31 December 2018), publicly available annual financial statements of the New Holding Company prepared in accordance with NYSE rules (as shown and available in the website of the New Holding Company).”;

(p)	by including the words “or US GAAP” next to the references to “IFRS” in clauses 18.15, 19.4 and 20.2 thereof;

(q)	by deleting in its entirety clause 21.12 thereof and replacing it with the following new clause:

“21.12 Merger

(r)

No Obligor shall enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction (save for the Merger), without the prior consultations and written consent from the Facility Agent (acting on the instructions of all Lenders) Provided that prior consent of the Facility Agent is not required in the case of a merger, amalgamation, demerger, consolidation or corporate reconstruction of the New Holding Company where the New Holding Company remains the surviving entity of that merger and so long as (i) no Event of Default has occurred and is continuing at any relevant time, (ii) such merger, amalgamation, demerger, consolidation or corporate reconstruction has no Material Adverse Effect on the business assets, operations, property or financial condition of the New Holding Company and (iii) either (A) at the time of entry into definitive documentation with respect to such transaction, the ratio of the principal amount of the Total Debt of the Person being acquired by, or being merged, consolidated or amalgamated into, the New Holding Company to the Fair Market Value of such Person does not exceed 80% or (B) the ratio of the principal amount of the Total Debt relative to the Adjusted EBITDA of the New Holding Company on a pro forma basis will be no greater than the ratio of the New Holding Company was prior to such transaction.

For the purposes of this clause only, the following definitions shall apply:

Adjusted EBITDA means, with respect to any specified Person, the net income (loss) before interest income and expense including amortization of deferred financing costs, realized and unrealized gain (loss) on interest rate derivatives, earnings allocated to preferred shares, income taxes, depreciation, amortization and impairment charges of such Person on a consolidated basis for the most recently ended four-quarter period for which internal financial statements are available immediately preceding the calculation date or as otherwise specified.

Approved Valuer means any of Clarksons, Maersk Broker, Howe Robinson, Fearnleys, Braemar ACM, Barry Rogliano Sales (BRS), Simpson Spence Young, E.A. Gibson.

Fair Market Value means, with respect to any asset or property, the value that would be paid in cash by a willing buyer to an unaffiliated willing seller on the basis of a sale for prompt delivery in an arm’s length transaction not involving distress or necessity of either party, as determined in good faith by the Obligors, provided that in respect of a vessel, such Fair Market Value shall be determined in dollars, as the arithmetic mean of independent valuations of such vessel on an “as is where is” basis, including any charters or other contracts for employment, obtained by the Obligors from two Approved Valuers.

Person means any natural person, corporation, limited partnership, general partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity, whether legal or not.

Total Debt means, with respect to any Person, the total amount of indebtedness of such Person on a consolidated basis as of the end of the most recently ended fiscal quarter for which internal financial statements are available immediately preceding the calculation date.”;

(s)	by deleting in its entirety clause 21.25 thereof and replacing it with the following new clause:

“21.25 Constitutional documents

Without prejudice to Clause 21.17 (Share Capital) and the terms of any Shares Security, no Obligor shall allow any amendment or variation to its constitutional documents unless (i) such amendment or variation would clearly be immaterial to this Agreement and the other Finance Documents or (ii) in connection with the Guarantor only, is required in connection with the Merger or is immaterial to this Agreement and the other Finance Documents.”;

(t)	by deleting in its entirety paragraph (d) of clause 23.17 thereof and replacing it with the following new paragraph (d):

“(d)

change, cancel or terminate any Management Agreement save for any termination of the then existing Management Agreements and the entering into new Management Agreements as required in connection with the Merger;”;

(u)	by deleting in its entirety clause 26.10 thereof and replacing it with the following new clause:

“26.10 Ownership of the Obligors and the New Holding Company / Guarantees of New Holding Company

(a)

The Guarantor ceases to hold the direct legal and beneficial ownership and control of all of the limited liability company interests in a Borrower (other than Borrower D) or Odysseus (and the voting rights attaching to those limited liability company interests).

(b)

Odysseus ceases to hold the direct legal and beneficial ownership and control of all of the limited liability company interests in Borrower D (and the voting rights attaching to those limited liability company interests).

(c)

The New Holding Company ceases to hold the indirect legal and beneficial ownership and control of all of the limited liability company interests in the Guarantor (and the voting rights attaching to those limited liability company interests).

(d)

Any of the Poseidon Shareholders and/or the New Shareholders cease to own (either directly or indirectly through one or more Subsidiaries) any part of its respective Relevant Shareholding in the New Holding Company during the six month period following the Merger.

(e)

Mr George Giouroukos ceases to be the Executive Chairman (or such equivalent position as disclosed to the Facility Agent) of the New Holding Company, other than by reason of death or other incapacity in managing his affairs.

(f)

The New Holding Company guarantees the obligations of any member of the Group (other than the Borrowers) under any Group Facility Agreement (the “Initial Guarantee(s)”) and the New Holding Company fails to:

(i)	notify the Facility Agent of its intention to enter into such Initial Guarantee(s) and of its/their terms within 7 days prior to the date of such Initial Guarantee(s); or

(ii)

execute in favour of the Security Agent a guarantee as security of the obligations of the Borrowers under this Agreement on similar terms as the Initial Guarantee(s), within 20 days (or such later date as may be reasonably required for the negotiation and preparation of the relevant guarantee documentation) from the Facility Agent’s request (together with any other documentation that may be required by the Facility Agent including, without limitation, any amendment documentation in respect of this Agreement and any other documents that may be reasonably required by the Facility Agent).”;

(v)

by construing the definition of, and references throughout the Facility Agreement to, each Finance Document as if the same referred to that Finance Document as amended and supplemented by this First Supplemental Agreement; and

(w)

by construing references throughout the Facility Agreement to “this Agreement”, “hereunder” and other like expressions as if the same referred to the Facility Agreement as amended and supplemented by this First Supplemental Agreement.

5.2	Amendments to Shares Security of Odysseus

With effect on and from (and subject to the occurrence of) the Effective Date, the Shares Security granted by Odysseus shall be, and shall be deemed by this First Supplemental Agreement to be, amended as follows:

(a)	by deleting sub-clause (b) in clause 4.8 thereof and replacing it as follows:

“(b)

The direct legal and beneficial ownership and control of the limited liability company interests in the Member (and the voting rights attaching to those limited liability company interests) is maintained by the Guarantor.”;

(b)

by construing the definition of, and references throughout the Shares Security granted by Odysseus to, the Facility Agreement and any of the other Finance Documents as if the same referred to the Facility Agreement and those Finance Documents as amended by this First Supplemental Agreement; and

(c)

by construing references throughout the Shares Security granted by Odysseus to “this Agreement”, “this Deed”, “hereunder” and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this First Supplemental Agreement.

5.3	Amendments to Finance Documents

With effect on and from (and subject to the occurrence of) the Effective Date, each of the Finance Documents (other than the Facility Agreement and the Shares Security granted by Odysseus) shall be, and shall be deemed by this First Supplemental Agreement to be, amended as follows:

(a)

by construing the definition of, and references throughout each of the Finance Documents to, the Facility Agreement and any of the other Finance Documents as if the same referred to the Facility Agreement and those Finance Documents as amended by this First Supplemental Agreement; and

(b)

by construing references throughout each of the Finance Documents to “this Agreement”, “this Deed”, “hereunder” and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this First Supplemental Agreement.

5.4	The Finance Documents to remain in full force and effect

The Finance Documents shall remain in full force and effect, as amended by:

(a)	the amendments contained or referred to in Clauses 5.1, 5.2 and 5.3; and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this First Supplemental Agreement.

6	FURTHER ASSURANCES

6.1	Borrowers’, Guarantor’s and Shareholder’s obligations to execute further documents etc.

Each Borrower, the Guarantor and the Shareholder shall:

(a)

execute and deliver to the Facility Agent (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the laws of England or such other country as the Facility Agent may, in any particular case, specify; and

(b)	effect any registration or notarisation, give any notice or take any other step,

which the Facility Agent may, by notice to the Borrowers or, as the case may be, the Guarantor or the Shareholder specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.

6.2	Purposes of further assurances

Those purposes are:

(a)

validly and effectively to create any Security or right of any kind which the Facility Agent intended should be created by or pursuant to the Facility Agreement or any other Finance Document, each as amended or supplemented by this First Supplemental Agreement; and

(b)	to implement the terms and provisions of this First Supplemental Agreement.

6.3	Terms of further assurances

The Facility Agent may specify the terms of any document to be executed by the Borrowers or the Guarantor or the Shareholder under Clause 6.1, and those terms may include any covenants, powers and provisions which the Facility Agent considers appropriate to protect its interests.

6.4	Obligation to comply with notice

The Borrowers or the Guarantor or the Shareholder shall comply with a notice under Clause 6.1 by the date specified in the notice.

6.5	Limited liability company action

At the same time as the Borrowers or, as the case may be, the Guarantor or the Shareholder, deliver to the Facility Agent any document executed under Clause 6.1(a), the Borrowers or, as the case may be, the Guarantor or the Shareholder, shall also deliver to the Facility Agent a certificate signed by an officer of each Borrower or, as the case may be, the Guarantor or the Shareholder, which shall:

(a)

set out the text of a resolution of that Borrower’s or, as the case may be, the Guarantor’s or the Shareholder’s applicable governing body specifically authorising the execution of the document specified by the Facility Agent unless the execution of the relevant document is authorised by the existing resolutions and general power of attorney of that Borrower or, as the case may be, the Guarantor or the Shareholder; and

(b)

state that either the resolution was duly passed by the member or board of directors, as applicable, validly convened and held throughout and is valid under that Borrower’s or, as the case may be, the Guarantor’s or the Shareholder’s limited liability company agreement or other constitutional documents.

7	EXPENSES

7.1	Reimbursement of expenses

The Borrowers shall reimburse to the Facility Agent on demand all reasonable costs, fees and expenses (including, but not limited to, legal fees and expenses) and taxes thereon incurred by the Facility Agent or any other Finance Party in connection with the negotiation, preparation and execution of this First Supplemental Agreement and any other documents required thereunder.

8	NOTICES

8.1	General

The provisions of clause 36 (Notices) of the Facility Agreement, as amended by this First Supplemental Agreement, shall apply to this First Supplemental Agreement as if they were expressly incorporated in this First Supplemental Agreement with any necessary modifications.

9	SUPPLEMENTAL

9.1	Counterparts

This First Supplemental Agreement may be executed in any number of counterparts.

9.2	Third party rights

No person who is not a party to this First Supplemental Agreement has any right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this First Supplemental Agreement.

10	LAW AND JURISDICTION

10.1	Governing law

This First Supplemental Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

10.2	Incorporation of the Facility Agreement provisions

The provisions of clause 47 (Enforcement) of the Facility Agreement, as amended by this First Supplemental Agreement, shall apply to this First Supplemental Agreement as if they were expressly incorporated in this First Supplemental Agreement with any necessary modifications.

This First Supplemental Agreement has been duly executed as a Deed on the date stated at the beginning of this First Supplemental Agreement.

SCHEDULE 1

LENDERS

Lender	Lending Office
DVB Bank SE, Amsterdam Branch	WTC Schiphol Tower F 6th Floor Attn: Transaction Management Schiphol Boulevard 255 1118 BH Schiphol The Netherlands

SCHEDULE 2

CONDITIONS PRECEDENT DOCUMENTS

The following are the documents referred to in Clause 3.2:

1

In respect of the Obligors and the Shareholder only, documents of the kind specified in paragraphs 1.1–1.8 of Schedule 2, Part A of the Facility Agreement as amended and supplemented by this First Supplemental Agreement with appropriate modifications to refer to this First Supplemental Agreement (as applicable) and, in respect of the Approved Managers, an up-to-date certificate of incumbency.

2	A duly executed original of this First Supplemental Agreement and any documents required pursuant thereto.

3	Evidence satisfactory to the Facility Agent that the amount of all fees and expenses to be paid pursuant to Clause 7 of this First Supplemental Agreement have been agreed by the Borrowers.

4	Documentary evidence that the agent for service of process named in clause 47 of the Facility Agreement has accepted its appointment in respect of this First Supplemental Agreement.

5

Certified copies of all documents (with a certified translation if an original is not in English) evidencing any other necessary action, approvals or consents with respect to this First Supplemental Agreement (including without limitation) all necessary governmental and other official approvals and consents in such pertinent jurisdictions as the Facility Agent deems appropriate.

6	Favourable legal opinions from lawyers appointed by the Facility Agent on such matters concerning the laws of Marshall Islands and such other relevant jurisdictions as the Facility Agent may require.

7

Any further opinions, consents, agreements and documents in connection with this First Supplemental Agreement or any other Finance Document which the Facility Agent may request by notice to the Borrowers prior to the Effective Date.

SCHEDULE 3

CONDITIONS SUBSEQUENT DOCUMENTS

The following are the documents referred to in Clause 3.3:

1

Evidence satisfactory to the Facility Agent that the Merger has taken place and that, immediately after the Merger, each Poseidon Shareholder and each New Shareholder is, or will be, the legal and beneficial owner of its respective Relevant Shareholding.

2

Such documents and other evidence in such form as is requested by the Facility Agent in order for the Lenders to comply with all necessary “know your customer” or “client acceptance” or other similar identification procedures (including, but not limited to, specimen signatures of all the members or directors, as the case may be, and other officers of the New Holding Company) in relation to the transactions contemplated in the Finance Documents.

3

A certified true copy of the amended and restated limited liability company agreement and the certificate of limited liability company interest in respect of the Guarantor specifying the members/holders of the membership interests in the Guarantor.

4	A certified true copy of the Articles of Association and the Bylaws of the New Holding Company, as amended following the Merger.

5

A certified true copy of the duly executed Merger Documents (evidencing the Relevant Shareholding which should not be materially different from the proportions advised to the Facility Agent prior to the Effective Date).

6

A certificate of the Borrowers stating the percentage of ownership of shares and common (voting power) being held by each of the Poseidon Shareholders and the New Shareholders in the New Holding Company.

7	Evidence of the change of the name of the New Holding Company (if applicable).

8	A certified copy of each of the new Management Agreements together with such documentation as may be required by the Facility Agent in respect of any amendments to the existing Manager’s Undertakings.

SCHEDULE 4

FORM OF EFFECTIVE DATE NOTICE

To:	ATHENA MARINE LLC
APHRODITE MARINE LLC
ARIS MARINE LLC and
ALEXANDER MARINE LLC

c/o Technomar Shipping Inc.
3-5 Menandrou Street
145 61 Kifisia
Athens, Greece
Fax: +30 210 8084224

[•] 2018

Dear Sirs

We refer to the first supplemental agreement (the “First Supplemental Agreement”) dated [•] 2018 made between, inter alios, (i) yourselves as Borrowers and (ii) ourselves as Lenders, Arranger, Facility Agent and Security Agent.

Words and expressions defined in the First Supplemental Agreement shall have the same meaning when used in this letter.

We write to confirm that the conditions precedent in Schedule 2 of the First Supplemental Agreement [(other than those conditions precedent set out in clauses [•], in respect of which we have provided a waiver for the same to be received within [•] Business Days of the Effective Date)] have been fulfilled and that accordingly the Effective Date is [•] 2018.

Yours faithfully

for and on behalf of

DVB BANK SE, AMSTERDAM BRANCH

EXECUTION PAGES

LENDERS

EXECUTED as a DEED	)
by DVB BANK SE, AMSTERDAM BRANCH	)
acting by Anthi Kekatou	)
its duly authorised	)
attorney-in-fact	)
in the presence of:	)

                                             PAT SKALA

                                 WATSON, FARLEY & WILLIAMS

                                         348 SYNGROU AVENUE

                                             176 74 KALLITHEA

                                             ATHENS - GREECE

FACILITY AGENT

EXECUTED as a DEED	)
by DVB BANK SE, AMSTERDAM BRANCH	)
acting by Anthi Kekatou	)
its duly authorised	)
attorney-in-fact	)
in the presence of:	)

                                             PAT SKALA

                                 WATSON, FARLEY & WILLIAMS

                                         348 SYNGROU AVENUE

                                             176 74 KALLITHEA

                                             ATHENS - GREECE

SECURITY AGENT

EXECUTED as a DEED	)
by DVB BANK SE, AMSTERDAM BRANCH	)
acting by Anthi Kekatou	)
its duly authorised	)
attorney-in-fact	)
in the presence of:	)

                                             PAT SKALA

                                 WATSON, FARLEY & WILLIAMS

                                         348 SYNGROU AVENUE

                                             176 74 KALLITHEA

                                                 ATHENS - GREECE

ARRANGER

EXECUTED as a DEED	)
by DVB BANK SE, AMSTERDAM BRANCH	)
acting by Anthi Kekatou	)
its duly authorised	)
attorney-in-fact	)
in the presence of:	)

                                             PAT SKALA

                                 WATSON, FARLEY & WILLIAMS

                                         348 SYNGROU AVENUE

                                             176 74 KALLITHEA

                                             ATHENS - GREECE

ACCOUNT BANK

EXECUTED as a DEED	)
by DVB BANK SE	)
acting by Anthi Kekatou	)
its duly authorised	)
attorney-in-fact	)
in the presence of:	)
BORROWERS

                                                                      PAT SKALA

                                                     WATSON, FARLEY & WILLIAMS

                                                             348 SYNGROU AVENUE

                                                                 176 74 KALLITHEA

                                                                 ATHENS - GREECE

EXECUTED as a DEED	)
by ATHENA MARINE LLC	)
acting by Aikaterini Emmanouil	)
its duly authorised	)
attorney-in-fact	)
in the presence of:	)

                                                                      PAT SKALA

                                                     WATSON, FARLEY & WILLIAMS

                                                             348 SYNGROU AVENUE

                                                                 176 74 KALLITHEA

                                                                 ATHENS - GREECE

EXECUTED as a DEED	)
by APHRODITE MARINE LLC	)
acting by Aikaterini Emmanouil	)
its duly authorised	)
attorney-in-fact	)
in the presence of:	)

                                                                      PAT SKALA

                                                     WATSON, FARLEY & WILLIAMS

                                                             348 SYNGROU AVENUE

                                                                 176 74 KALLITHEA

                                                                 ATHENS - GREECE

EXECUTED as a DEED	)
by ARIS MARINE LLC	)
acting by Aikaterini Emmanouil	)
its duly authorised	)
attorney-in-fact	)
in the presence of:	)

                                                                      PAT SKALA

                                                     WATSON, FARLEY & WILLIAMS

                                                             348 SYNGROU AVENUE

                                                                 176 74 KALLITHEA

                                                                 ATHENS - GREECE

EXECUTED as a DEED	)
by ALEXANDER MARINE LLC	)
acting by Aikaterini Emmanouil	)
its duly authorised	)
attorney-in-fact	)
in the presence of:	)

                                                                      PAT SKALA

                                                     WATSON, FARLEY & WILLIAMS

                                                             348 SYNGROU AVENUE

                                                                 176 74 KALLITHEA

                                                                 ATHENS - GREECE

GUARANTOR

EXECUTED as a DEED	)
by POSEIDON CONTAINERS HOLDINGS LLC	)
acting by Aikaterini Emmanouil	)
its duly authorised	)
attorney-in-fact	)
in the presence of:	)

                                                                      PAT SKALA

                                                     WATSON, FARLEY & WILLIAMS

                                                             348 SYNGROU AVENUE

                                                                 176 74 KALLITHEA

                                                                 ATHENS - GREECE

SHAREHOLDER

EXECUTED as a DEED	)
by ODYSSEUS MARINE LLC	)
acting by Aikaterini Emmanouil	)
its duly authorised	)
attorney-in-fact	)
in the presence of:	)

                                                                      PAT SKALA

                                                     WATSON, FARLEY & WILLIAMS

                                                             348 SYNGROU AVENUE

                                                                 176 74 KALLITHEA

                                                                 ATHENS - GREECE

COUNTERSIGNED this 24th day of October 2018 for and on behalf of the below companies each of which, by its execution hereof, confirms and acknowledges that it has read and understood the terms and conditions of this First Supplemental Agreement, that it agrees in all respects to the same and that the Finance Documents to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrowers under the Facility Agreement and the other Finance Documents.

APPROVED MANAGERS

George Youroukos
President
for and on behalf of
TECHNOMAR SHIPPING INC.

Dimitrios Tsiaklagkanos
President
for and on behalf of
CONCHART COMMERCIAL INC.

COUNTERSIGNED this 24th day of October 2018 for and on behalf of the below company which, by its execution hereof, confirms and acknowledges that it has read and understood the terms and conditions of this First Supplemental Agreement, that it agrees in all respects to the same and that the Subordination Deed to which it is a party shall remain in full force and effect in accordance with its terms.

SUBORDINATED CREDITOR

Georgios Giouroulos
Chief Executive Officer
for and on behalf of
K&T MARINE LLC